SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2012

Date of Report (Date of earliest event reported)

Janus Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0170257

(I.R.S. Employer Identification No.)

430 Park Ave.

Suite 702

New York, New York 10022

(Address of principal executive offices)

(800) 755-5815

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective as of June 27, 2012, Janus Resources, Inc. (the “Company”) entered into an At-Will Executive Services Agreement (the “Agreement”) with Ms. Janet Bien, pursuant to which Ms. Bien will serve as the Company’s Chief Financial Officer. Pursuant to the Agreement, Ms. Bien will provide the Company with services consistent with that of a Chief Financial Officer on a part-time basis, for which she will be paid a monthly fee of $2,400 and will be reimbursed for any business related expenses. The Agreement is terminable by either the Company or Ms. Bien upon written notice with or without cause. A copy of the Agreement is attached as Exhibit 10.1 hereto.

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 27, 2012, the Company’s Board of Directors appointed Ms. Janet Bien to serve as the Company’s Chief Financial Officer. For information regarding Ms. Bien’s compensation see “Item 1.01” above.

Janet Bien. Ms. Bien earned her Bachelor of Arts in Business Administration and Finance from Washington State University in 1985 and her Accounting Degree from the University of Washington in 1989. In 1989 Ms. Bien began practicing as a Certified Public Accountant (“CPA”) while working at Ernst & Young in both the Seattle and San Jose offices where she worked for seven years. In addition to her experience with Ernst & Young as a CPA, Ms. Bien has worked for both Arthur Anderson and Ernst & Young as a Management Consultant. Ms. Bien has 20 years of experience in finance and business process improvement. From 2001 to 2004, Ms. Bien worked at AT&T Wireless as an Internal Auditor and Business Process Management Consultant developing business process improvement and reporting directly to Senior Management and the Board’s Audit Committee. Since 2005, Ms. Bien has been working as an independent consultant functioning as a Controller to small public companies and preparing SEC reporting documentation. Ms. Bien currently serves as the Chief Financial Officer of Ceres Ventures, Inc. (OTCQB:CEVE) on a part-time basis.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

10.1	At-Will Executive Services Agreement dated June 27, 2012, between Janus Resources, Inc. and Janet Bien

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 3, 2012.

Janus Resources, Inc.

By:	/s/ Joseph Sierchio
Name: Joseph Sierchio
Title: Acting Interim President and Chief Executive Officer